Exhibit 5.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

July 20, 2011

Lazard Group LLC
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Lazard Group LLC, a Delaware limited liability company (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of senior debt securities of the Company (the “Senior Debt Securities”) and subordinated debt securities of the Company (the “Subordinated Debt Securities”, and together with the Senior Debt Securities, the “Securities”) in an aggregate principal amount not to exceed $1,500,000,000, to be issued pursuant to the Indenture dated as of May 10, 2005 (the “Existing Indenture”), between the Company and The Bank of New York, as trustee (the “Existing Trustee”), and any supplemental indenture, as may be agreed from time to time between the Company and the Existing Trustee (the “Supplemental Indenture”), or pursuant to an indenture (together with the Existing Indenture, in each case as may be amended and supplemented from time to time, the “Indenture”) between the Company and a trustee (together with the Existing Trustee, the “Trustee”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, limited liability company records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) none of the terms of any Securities to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vii) any common stock of Lazard Ltd issuable upon the exchange of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such exchange, we are of opinion as follows:

With respect to the Securities to be issued under the Indenture and any supplemental indenture, when (A) the Trustee is qualified to act as Trustee under the Indenture and any supplemental indenture, (B) the Trustee has duly executed and delivered the Indenture and any supplemental indenture, (C) the Indenture and any supplemental indenture have been duly authorized and validly executed and delivered by the Company to the Trustee, (D) the Indenture and any supplemental indenture have been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of Directors of the Company or a duly constituted and acting committee thereof and any officers of the Company delegated such authority have taken all necessary corporate action to approve the issuance and terms of the Securities, the terms of the offering thereof and related matters, and (F) the Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and any supplemental indenture, and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We understand that we may be referred to as counsel who has passed upon the validity of the Securities in the Prospectus and in a supplement to the Prospectus forming a part of the Registration Statement on Form S-3 relating to the Securities filed with the Commission pursuant to the Act, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as an exhibit thereto.

We express no opinion herein as to any provision of the Indenture, any supplemental indenture or the Securities that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related to the Indenture, any supplemental indenture or the Securities, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial or (d) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (i) the enforceability of the provisions of the Indenture, any supplemental indenture or the Securities to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Indenture, any supplemental indenture or the Securities.

Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than United States dollars. Section 27(b) of the Judiciary Law of the State of New York provides, however, that a judgment or decree in an action based upon an obligation denominated in a currency other than United States dollars shall be rendered in the foreign currency of the underlying obligation and converted into United States dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. We express no opinion as to whether a Federal court would render a judgment other than in United States dollars.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Validity of the Securities” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We are admitted to practice in the State of New York and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the Limited Liability Act of the State of Delaware and the Federal laws of the United States of America.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Lazard Group LLC
30 Rockerfeller Plaza
New York, New York 10020